UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement.

☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).

☐	Definitive Proxy Statement.

☒	Definitive Additional Materials.

☐	Soliciting Material Pursuant to § 240.14a-12.

KANA SOFTWARE, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The Voting Agreements

As disclosed in the definitive proxy statement filed by Kana Software, Inc., a Delaware corporation (“KANA” or the “Company”), with the Securities and Exchange Commission (“SEC”) on November 27, 2009, the Company’s Board of Directors, executive officers and Carlson Capital, L.P., a stockholder of the Company, and each of Double Black Diamond Offshore Ltd. and Black Diamond Offshore Ltd., each an affiliate of Carlson Capital, L.P., have entered into voting agreements with Kay Technology Corp, Inc. (the “Purchaser”), an affiliate of Accel-KKR Capital Partners III, L.P. (“AKKR Capital Partners”), pursuant to which they agreed to, among other things, vote an aggregate of approximately 23% of the Company’s common stock held by them as of October 26, 2009 and thereafter acquired in favor of adoption of the Asset Purchase Agreement (the “Asset Purchase Agreement”) dated October 26, 2009 by and between Purchaser and the Company and against any alternative acquisition proposal.

As disclosed in Amendment No. 1 to Schedule 13D filed by Purchaser with the SEC on December 10, 2009, on December 2, 2009, AKKR Special Opportunities LLC (“Special Opportunities”) purchased 513,818 shares of Common Stock from Midwood Capital Partners L.P. and 86,182 shares of Common Stock from Midwood Capital Partners QP, L.P., with funding provided by AKKR Capital Partners. In connection therewith, Midwood Capital Partners, L.P. and Midwood Capital Partners QP, L.P. (each a “Midwood Stockholder” and, collectively, the “Midwood Stockholders”), entered into that certain Voting Agreement and Irrevocable Proxy (the “Midwood Voting Agreement”) dated December 2, 2009 in favor of Purchaser. An aggregate of 600,000 shares of common stock are subject to the terms of the Midwood Voting Agreement. Pursuant to the Midwood Voting Agreement, the Midwood Stockholders have agreed to vote their shares in favor of the adoption of the Asset Purchase Agreement and against any alternative acquisition proposal.

As disclosed in Amendment No. 2 to Schedule 13D filed by Purchaser with the SEC on December 22, 2009, on December 21, 2009, Special Opportunities purchased 1,400,000 shares of the Company’s common stock from Enghouse Systems Limited (“Enghouse”) at a purchase price of $1.15 per share, with funding provided by AKKR Capital Partners. As part of the stock purchase transaction, Enghouse entered into a Voting Agreement and Irrevocable Proxy (“Enghouse Voting Agreement”) dated December 18, 2009 in favor of Purchaser, effective upon the consummation share purchase. Pursuant to the Enghouse Voting Agreement, Enghouse has agreed to vote its shares in favor of the adoption of the Asset Purchase Agreement and against any alternative acquisition proposal.

Acccordingly, an aggregate of 2,000,000 shares of the Company’s common stock is subject to the Midwood and Enghouse Voting Agreements.